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Exhibit 99.1

[COBIZ INC. LOGO]

FOR IMMEDIATE RELEASE	For more information, contact: Lyne Andrich 303.312.3458 Sue Hermann 303.312.3488

CoBiz Inc. Reports 26% Increase in Quarterly Earnings per Share,
Announces Three-for-Two Stock Split

        DENVER—April 22, 2004—CoBiz Inc. (Nasdaq: COBZ), a $1.5 billion financial services company, today reported a 26% increase in earnings per share, growing to $0.24 per share (diluted) for the first quarter of 2004 from $0.19 (diluted) per share for the first quarter of 2003. Net income for the quarter was $3.6 million compared to $2.7 million for the first quarter of 2003, an increase of 34%.

        The company also announced a three-for-two stock split, to be effected through a stock dividend. The record date for the split is April 26, with a distribution date of May 3. In addition to the three-for-two split, the company announced a cash dividend of $0.04 per post-split share, unchanged on a split-adjusted basis from the previous quarter, for shareholders of record as of May 3, with a pay date of May 10. Shares will begin trading on a post-split basis as of May 4. The per-share numbers disclosed in this release have not been adjusted to reflect the split except the above dividend information.

        "The stock split—our second in less than three years—demonstrates our confidence that the company's strong performance will continue," said Steven Bangert, chairman and CEO, CoBiz Inc. "Since the last split, we've doubled our banking presence in Arizona, acquired two significant fee-based businesses and weathered a very slow economy in Colorado. With the Colorado economy gathering steam and the Arizona economy continuing to post remarkable growth numbers, we're very optimistic about the opportunities that exist for our company.

        "Our performance in the first quarter supports our confidence. All of our business lines—banks, insurance, investment advisory and trust, and investment banking—posted solid results this quarter compared to the first quarter of 2003. In fact, everyone's performance in the first quarter of 2004 compared favorably to the fourth quarter of 2003 with the exception of our insurance segment which had a record-breaking performance last quarter. We came out of the gate strong this year and look forward to taking full advantage of an improving national economy.

        "Of our two operating markets, Arizona has been unfazed by the slowdown. The state ranked second in the nation for job growth—adding jobs at the rate of 2.2%—in 2003 and is projected to grow its population by 3%, or 160,000 to 180,000 new residents, this year. Clearly, we're very excited about the potential that exists in Arizona—particularly in the Phoenix metropolitan area—for our company.

        "We continue to be pleased with our prospects in Colorado as well, although the state is still recovering. After two consecutive years of negative growth, Colorado's employment is expected to grow by 1.5% this year and the population is expected to grow by 1.3%, which is above the national average. Strong growth is projected for professional and business services, tourism, retail trade and health care—areas that are well represented in our customer base."

Commercial Banking

        The company's banking franchise—Colorado Business Bank and Arizona Business Bank—grew loans at the rate of 19% from the first quarter of 2003 to the first quarter of 2004. The banks' commercial portfolio grew loans at an annualized rate of 32% in the first quarter of 2004 at a time when commercial and industrial loans nationwide decreased by 4.8%, annualized.

        "Our Colorado banks continue to generate much of our company's growth, posting $30 million in loan growth during the first quarter of 2004 as compared to $14 million in the first quarter of 2003," said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank.

"Our Arizona banks did experience a slight slowdown in the first quarter as we exited several transactional real estate credits booked prior to our acquisition of the bank in 2001. In both markets, we continue to attract senior-level bankers and gain market share from other large banks. We anticipate continued success in these areas in the wake of recently announced large bank mergers."

        The banks also posted growth in non-interest-bearing deposits, which increased by $52.6 million, or 20.0%, from the first quarter of 2003 to the first quarter of 2004. Non-interest-bearing deposits totaled 28.8% of the company's deposit and customer repurchase portfolio at the end of the first quarter of 2004, up from 25.6% one year ago. Interest- bearing deposits shifted from higher cost certificates of deposit—which decreased to 27.2% of the total portfolio on March 31, 2004, from 32.2% of the total portfolio on March 31, 2003—to lower-cost interest-bearing NOW, Money Market and savings accounts—which increased to 33.0% of the deposit portfolio from 29.6% during the same period.

        "We're very pleased with the growth in our non-interest-bearing deposits, indicative of the continued success of our treasury management services department," said Lorenz. "We will continue to expand our treasury management capabilities in both the Arizona and Colorado markets during the coming year."

        The company continues to maintain solid asset quality, ending the quarter with nonperforming assets as a percentage of total assets at 14 basis points, well below industry standards. The company has consistently reported favorable asset quality numbers; in fact, this was the company's 25th consecutive quarter under 50 basis points. "We are delighted with our continued ability to post solid growth concurrent with outstanding asset quality," said Lorenz

        The company's net interest margin decreased by 7 basis points, falling to 4.15% in the first quarter of 2004 from 4.22% in the fourth quarter of 2003. "Much of the net interest margin compression can be attributed to decreased yields on our investment securities as portfolio cash flows have been reinvested in the current low interest rate environment," said Lorenz. "Also contributing to the margin compression were changes in our balance sheet composition. Specifically, we've reduced the percentage of higher yielding construction loans in our total loan and lease portfolio while adding higher quality commercial loans.

        "We are excited about our prospects for the rest of 2004," said Lorenz. "Our loan commitments in the first quarter of this year were up significantly over the first quarter of 2003 at all of our banks. We anticipate this increased number of commitments will lead to solid loan growth for the balance of the year.

        "In the first quarter, we hired two new bank presidents in Arizona. Rick Baker, with more than 15 years of banking experience, has found a strategic location in the Camelback corridor of Phoenix with access to private and corporate banking prospects. Rick has already hired two senior-level bankers and should have his location open by the third quarter of 2004. Cathy Valenzuela is looking for a location in the Mesa/Gilbert area which is a rich commercial and light industrial area. Cathy, a veteran of the Phoenix banking market with more than 20 years of experience, plans to open her bank in the fourth quarter. Both Rick and Cathy are currently operating out of our Phoenix bank and generating loans and deposits from new customers before their doors have opened."

        In addition to the two new presidents in Arizona, Valorie Simpson was recently announced as president of the company's 11th bank in Colorado. Simpson, who was promoted from Colorado Business Bank-Boulder, is looking for a location in the Denver/Boulder corridor along US Highway 36. She has more than 25 years of banking experience in the Denver market and has already hired two experienced bankers. In addition, James Thomason, who has more than 20 years of local banking expertise, was hired as president of Colorado Business Bank-Vail Valley in the first quarter of 2004.

Fee-Based Business Lines

        "We continue to see contributions from our fee-based business lines," said Bangert. "In the first quarter of 2004, we grew non-interest income by $2.8 million over the first quarter of 2003, due in large part to the addition of Financial Designs Ltd. (FDL) and Alexander Capital Management Group

in April of last year. From the fourth quarter of 2003 to the first quarter of 2004, non-interest income actually decreased due to an unusually strong fourth quarter for Financial Designs.

Insurance

        "We continue to be impressed with FDL, which generated $1.4 million in revenues in the first quarter of 2004," said Bangert. "FDL's products—executive and employee benefits and wealth transfer services—have been very well received by our existing customer base, and we've seen a lot of synergy between them and our other business lines. They have been a solid addition to this company.

        "Our property and casualty insurance firm also had a solid first quarter growing revenues by $159,000, or a 41% annualized increase, from the fourth quarter of 2003. CoBiz Insurance came on strong at the end of this quarter, and we believe they will enjoy a solid 2004."

Investment Banking

        The company's investment banking firm, Green Manning & Bunch (GMB), gained momentum with the return of the national and regional M&A market, generating revenues of $534,000 during the first quarter of 2004, resulting in a quarterly loss of $119,000 as compared to a loss of $415,000 in the first quarter of 2003. "Nationally, the number of M&A deals in the first quarter of 2004 increased by 14% over the first quarter of 2003," said Bangert. "The Colorado M&A market also improved during the quarter, with the number of deals increasing by 8.7% and deal sizes increasing by 17.7% as compared to the first quarter of 2003. We foresee a strong rebound in this sector for the remainder of this year and a number of opportunities for GMB."

Investment Advisory and Trust

        Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management ended the quarter with assets under management of $459 million, a 46% annualized increase from the fourth quarter of 2003. "The increase in assets under management was driven by both the strong performance in the capital markets and the addition of new customers," said Bangert. "We are quite satisfied with how well these subsidiaries have performed. In particular, the continuing strength of ACMG's market performance has attracted a number of our high-net-worth customers."

        In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, April 23, 2004 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz402958674gf12.html or by telephone at 1-800-867-4593.

        CoBiz Inc. (www.cobizinc.com) is a $1.5 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services—including credit, treasury management, investment and deposit products—to a targeted customer base of professionals and small to medium-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

        The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors, as discussed in the Company's filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company's growth strategy, the possible loss of key personnel, factors that could affect the Company's ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company's filings with the Securities and Exchange Commission.

# # #

CoBiz Inc.
March 31, 2004
(UNAUDITED)
(Dollars in thousands, except per share amounts)

	QUARTER ENDED
	Mar-04	Mar-03
INCOME STATEMENT DATA
INTEREST INCOME	$17,021	$15,708
INTEREST EXPENSE	3,583	3,784

NET INTEREST INCOME	13,438	11,924
PROVISION FOR LOAN & LEASE LOSSES	405	418

NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES	13,033	11,506
NONINTEREST INCOME	4,742	1,905
NONINTEREST EXPENSE	12,026	9,255

INCOME BEFORE INCOME TAXES	5,749	4,156
PROVISION FOR INCOME TAXES	2,194	1,501

NET INCOME	$3,555	$2,655

EARNINGS PER COMMON SHARE
BASIC	$0.25	$0.20

DILUTED	$0.24	$0.19

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	14,260	13,282

DILUTED	14,981	13,762

COMMON SHARES OUTSTANDING AT PERIOD END	14,452	13,306
BOOK VALUE PER SHARE—COMMON	$7.57	$6.30
TANGIBLE BOOK VALUE PER SHARE—COMMON	$4.90	$5.64
PERIOD END BALANCES
TOTAL ASSETS	$1,463,382	$1,159,250
LOANS & LEASES (NET)	957,116	806,883
GOODWILL AND INTANGIBLE ASSETS	38,531	8,784
DEPOSITS	967,768	888,718
JUNIOR SUBORDINATED DEBENTURES	40,963	19,882
COMMON SHAREHOLDERS' EQUITY	109,345	83,812
TANGIBLE SHAREHOLDERS EQUITY	70,814	75,028
INTEREST-EARNING ASSETS	1,359,040	1,095,269
INTEREST-BEARING LIABILITIES	1,005,592	810,469
BALANCE SHEET AVERAGES
AVERAGE ASSETS	$1,407,590	$1,136,486
AVERAGE LOANS & LEASES (NET)	941,071	798,635
AVERAGE DEPOSITS	940,836	857,763
AVERAGE JUNIOR SUBORDINATED DEBENTURES	40,575	19,999
AVERAGE COMMON SHAREHOLDERS' EQUITY	100,870	82,872
AVERAGE INTEREST-EARNING ASSETS	1,307,759	1,081,221
AVERAGE INTEREST-BEARING LIABILITIES	1,006,472	822,665

CoBiz Inc.
March 31, 2004
(UNAUDITED)
(Dollars in thousands, except per share amounts)

	QUARTER ENDED
	Mar-04	Mar-03
NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST DUE & STILL ACCRUING INTEREST	$386	$227
NONACCRUAL LOANS & LEASES	1,364	2,824

TOTAL NON-PERFORMING LOANS & LEASES	$1,750	$3,051

REAL ESTATE ACQUIRED BY FORECLOSURE	60	—
REPOSSESSED ASSETS	233	—

TOTAL NON-PERFORMING ASSETS	$2,043	$3,051

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE	$12,403	$10,388
PROVISION FOR LOAN & LEASE LOSSES	405	418
LOANS & LEASES (CHARGED-OFF) / RECOVERED	(148)	(20)

ENDING BALANCE	$12,660	$10,786

PROFITABILITY MEASURES AS REPORTED:
NET INTEREST MARGIN	4.15%	4.50%
EFFICIENCY RATIO	67.14%	67.26%
RETURN ON AVERAGE ASSETS	1.02%	0.95%
RETURN ON AVERAGE COMMON SHAREHOLDERS' EQUITY	14.17%	12.99%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	26.08%	13.77%
ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS	0.14%	0.26%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES	0.18%	0.37%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES	1.31%	1.32%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES	723.43%	353.52%

CoBiz Inc.
March 31, 2004
(UNAUDITED)
(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended March 31, 2004	$11,088	$2,814	$1	$4	$1	$(470)	$13,438
Quarter ended December 31, 2003	11,337	2,584	1	3	2	(470)	13,457
Annualized quarterly growth	(8.8)%	35.8%	.0%	134.1%	(201.1)%	.0%	(.6)%
Quarter ended March 31, 2003	$9,948	$2,329	$2	$4	$2	$(361)	$11,924
Annual growth	11.5%	20.8%	(50.0)%	.0%	(50.0)%	(30.2)%	12.7%
Noninterest income
Quarter ended March 31, 2004	$1,061	$327	$534	$880	$1,932	$8	$4,742
Quarter ended December 31, 2003	783	201	236	849	4,303	55	6,427
Annualized quarterly growth	142.8%	252.1%	507.9%	14.7%	(221.6)%	(343.7)%	(105.4)%
Quarter ended March 31, 2003	$717	$138	$186	$198	$522	$144	$1,905
Annual growth	48.0%	137.0%	187.1%	344.4%	270.1%	(94.4)%	148.9%
Net income
Quarter ended March 31, 2004	$3,662	$460	$(119)	$57	$83	$(588)	$3,555
Quarter ended December 31, 2003	3,408	365	(342)	12	992	(585)	3,850
Annualized quarterly growth	30.0%	104.7%	262.3%	1,508.2%	(368.5)%	(2.1)%	(30.8)%
Quarter ended March 31, 2003	$3,066	$315	$(415)	$(31)	$43	$(323)	$2,655
Annual growth	19.4%	46.0%	71.3%	283.9%	93.0%	82.0%	33.9%
Earnings Per Share (Diluted)
Quarter ended March 31, 2004	$0.25	$0.03	$(0.01)	$—	$0.01	$(0.04)	$0.24
Quarter ended December 31, 2003	0.23	0.02	(0.02)	—	0.07	(0.04)	0.26
Annualized quarterly growth	35.0%	201.1%	201.1%	—	(344.7)%	.0%	(30.9)%
Quarter ended March 31, 2003	$0.22	$0.02	$(0.03)	$—	$—	$(0.02)	$0.19
Annual growth	13.6%	50.0%	66.7%	—	—	(100.0)%	26.3%
	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At March 31, 2004	$755,242	$213,525	$—	$—	$—	$1,009	$969,776
Quarter ended December 31, 2003	725,209	217,007	—	—	—	1,399	943,615
Annualized quarterly growth	16.7%	(6.5)%	—	—	—	(112.1)%	11.2%
At March 31, 2003	$657,422	$155,892	$—	$—	$—	$4,355	$817,669
Annual growth	14.9%	37.0%	—	—	—	(76.8)%	18.6%
2004 average yield or cost	5.8%	5.9%	—	—	—	7.1%	5.6%
Total deposits and customer repurchase agreements
At March 31, 2004	$885,105	$200,735	$—	$1,282	$—	$—	$1,087,122
Quarter ended December 31, 2003	918,689	183,909	—	1,233	—	—	1,103,831
Annualized quarterly growth	(14.7)%	36.8%	—	16.0%	—	—	(6.1)%
At March 31, 2003	$838,098	$178,989	$—	$470	$—	$—	$1,017,557
Annual growth	5.6%	12.1%	—	172.8%	—	—	6.8%
2004 average yield or cost	0.8%	1.3%	—	0.1%	—	—	0.9%

CoBiz Inc.
March 31, 2004
(UNAUDITED)
(Dollars in thousands)

	Three months ended March 31,
			Increase (decrease)
	2004	2003	Amount	%
Noninterest income:
Deposit service charges	$716	$611	$105	17%
Other loan fees	153	159	(6)	(4)%
Trust and advisory income	879	198	681	344%
Insurance revenue	1,929	516	1,413	274%
Investment banking revenue	533	182	351	193%
Other income	264	174	90	51%
Gain (loss) on sale of other assets and securities	268	65	203	311%

Total noninterest income	$4,742	$1,905	$2,837	149%

	Three months ended March 31,
			Increase (decrease)
	2004	2003	Amount	%
Noninterest expenses:
Salaries and employee benefits	$7,570	$5,743	$1,827	32%
Occupancy expenses, premises and equipment	2,259	1,739	520	30%
Depreciation on leases	1	43	(42)	(98)%
Amortization of intangibles	138	46	92	200%
Other operating expenses	2,058	1,687	371	22%

Total other expense	$12,026	$9,258	$2,768	30%

	March 31, 2004		December 31, 2003		March 31, 2003
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
Loans and Leases:
Commercial	$332,884	34.8%	$308,174	33.1%	$255,168	31.6%
Real estate—mortgage	457,415	47.8%	454,865	48.8%	371,781	46.1%
Real estate—construction	110,386	11.5%	109,326	11.7%	126,486	15.7%
Consumer	58,386	6.1%	61,049	6.6%	52,019	6.4%
Municipal leases	9,696	1.0%	8,803	0.9%	7,860	1.0%
Small business leases	1,009	0.1%	1,398	0.2%	4,355	0.5%

Loans and leases	$969,776	101.3%	$943,615	101.3%	$817,669	101.3%
Less allowance for loan and lease losses	(12,660)	(1.3)%	(12,403)	(1.3)%	(10,786)	(1.3)%

Net loans and leases	$957,116	100.0%	$931,212	100.0%	$806,883	100.0%

Deposits and Customer Repurchase Agreements:
NOW and money market accounts	$349,781	32.1%	$348,518	31.5%	$292,739	28.8%
Savings	9,299	0.9%	8,804	0.8%	8,291	0.8%
Certificates of deposit under $100,000	80,231	7.4%	89,367	8.1%	136,260	13.4%
Certificates of deposit $100,000 and over	215,507	19.8%	208,165	18.9%	191,099	18.8%

Total interest-bearing deposits	$654,818	60.3%	$654,854	59.4%	$628,389	61.8%
Noninterest-bearing demand deposits	312,949	28.8%	304,324	27.6%	260,329	25.6%
Customer repurchase agreements	119,355	11.0%	144,653	13.1%	128,839	12.6%

Total deposits and customer repurchase agreements	$1,087,122	100.0%	$1,103,831	100.0%	$1,017,557	100.0%

CoBiz Inc.
March 31, 2004
(UNAUDITED)
(Dollars in thousands)

	For the three months ended March 31,
	2004			2003
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$1,529	$23	5.95%	$824	$4	1.94%
Investment securities	365,159	2,984	3.23%	281,762	3,000	4.26%
Loans and leases	953,587	14,070	5.84%	809,182	12,773	6.31%
Allowance for loan and lease losses	(12,516)	—	0.00%	(10,547)	—	0.00%

Total interest-earning assets	1,307,759	17,076	5.17%	1,081,221	15,776	5.84%
Noninterest-earning assets:
Cash and due from banks	32,923			31,599
Other	66,908			23,666

Total assets	$1,407,590			$1,136,486

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
NOW and money market accounts	$350,553	$598	0.69%	$294,835	$652	0.90%
Savings	8,940	7	0.31%	7,534	11	0.59%
Certificates of deposit:
Under $100,000	87,155	499	2.30%	137,857	1,023	3.01%
$100,000 and over	210,606	1,007	1.92%	190,330	1,236	2.63%

Total interest-bearing deposits	657,254	2,111	1.29%	630,556	2,922	1.88%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	227,360	694	1.21%	132,217	345	1.04%
FHLB advances	81,283	276	1.34%	39,893	208	2.09%
Company obligated mandatorily redeemable preferred securities	40,575	502	4.89%	19,999	309	6.11%

Total interest-bearing liabilities	1,006,472	3,583	1.42%	822,665	3,784	1.86%
Noninterest-bearing demand accounts	283,582			227,207

Total deposits and interest-bearing liabilities	1,290,054			1,049,872
Other noninterest-bearing liabilities	16,666			3,742

Total liabilities and preferred securities	1,306,720			1,053,614
Shareholders' equity	100,870			82,872

Total liabilities and shareholders' equity	$1,407,590			$1,136,486

Net interest income		$13,493			$11,992

Net interest spread			3.74%			3.98%
Net interest margin			4.15%			4.50%
Ratio of average interest-earning assets to average interest-bearing liabilities	129.93%			131.43%

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CoBiz Inc. Reports 26% Increase in Quarterly Earnings per Share, Announces Three-for-Two Stock Split